Exhibit (h)(1)
                        Administrative Agreement Between
                           Money Management Associates
                                       and
                           Rushmore and Savings, FSB,
                                   as amended





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                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                           MONEY MANAGEMENT ASSOCIATES

                                       AND

                          RUSHMORE TRUST & SAVINGS, FSB

         This Administrative Services Agreement (the "Agreement") is entered into this 6th day of July, 1993 by and between Money Management Associates a District of Columbia limited partnership and Rushmore Trust & Savings, FSB
(RTS), a Maryland corporation sometimes referred to as the "Administrator".

                                    RECITALS

         I.   WHEREAS, MMA is a registered transfer agent and

         II.  WHEREAS,   MMA   has   entered   into   a   contract   with   the
Cappiello-Rushmore Trust to provide all administrative services to all Funds comprising the Trust including transfer agent, shareholder accounting and custodian services, and

         III. WHEREAS RTS is a registered transfer agent and its personnel have expertise and experience in providing administrative services to registered investment management companies, and

         IV. WHEREAS, MMA wishes to engage RTS to provide the administrative services required under the agreement, and

         V. WHEREAS The parties wish to set forth herein the manner and terms upon which services will be provided.

NOW THEREFORE, the parties hereto agree as follows:







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                                EMPLOYMENT OF RTS

         1. RTS shall pay for all administrative costs of the Funds comprising the Trust not hereinafter specifically assumed by the Funds where such expenses are incurred by the Administrator in connection with the administration of the affairs of the Funds. The Funds assume and shall pay or reimburse the Administrator for interest expenses (if any) and extraordinary legal expenses.

         2. As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Administrator as provided above, the Funds shall pay the Administrator an annual fee based on the average daily net asset value of the respective Fund in accordance with the following schedule:

                  Growth Fund..... 0.50% (1/2 of one percent)
                  Emerging Growth Fund 0.50% (1/2 of one percent)
                  Utility Income Fund0.35% (35/100's of one percent)

The minimum fee shall be $7,500 per month per fund.


The fee will be paid monthly. In the event of termination of this contract, the fee shall be computed on the basis of the period ending on the last business day on which this contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

         In addition to the fees described above, the Administrator may impose a charge of $5 per month on any account whose average daily balance for the month falls below $500 due to redemptions. The fee will continue to be imposed during months when the account balance remains below $500. The fee will be imposed on the last business day of the month. This fee will not be imposed on tax-sheltered retirement plans or accounts established under the Uniform Gifts or Transfers to Minors Act

         3. Subject to and in accordance with the governing instruments of MMA and of the Administrator respectively, partners or officers, of MMA are or may be interested in the Administrator (or any successor thereof) as shareholders or otherwise; and the effect of any such inter-relationships shall be governed by said governing instruments and the applicable provisions of the Investment Company Act of 1940.



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         4.  This  contract  shall  continue  in effect  indefinitely,  provided however, that (a) this Contract may be terminated without penalty on sixty-days prior written notice to the Administrator by MMA, (b) this Contract shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (c) this Contract may be terminated by the Administrator on sixty-days prior written notice to the MMA. Any notice under this Contract shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in this Agreement, the term "interested persons' shall have the meaning set forth in
Section 2(a) (19) of the Investment Company Act of 1940.

         5. The services of the Administrator to hereunder are not to be deemed exclusive, and the Administrator shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Administrator shall for purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent in any way or otherwise be deemed an agent of MMA.

         6. No provisions of this Agreement shall be deemed to protect the Administrator against any liability to MMA or its partners to which it otherwise would be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement. Nor shall any provisions hereof be deemed to protect any partner or officer of MMA against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         7. Upon delivery of services by RTS to MMA, RTS shall prepare and submit to MMA an invoice for the amounts to be paid by MMA under the Agreement. The invoice shall contain a description of the services rendered. The calculation of the amount of the invoice shall be in accordance with the fee schedule as set forth in Section 2. Within thirty (30) days of receipt of such invoice, MMA shall pay to RTS all amounts indicated as due and payable notwithstanding the provisions of Section 8. of this Agreement.





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         8. If MMA or its  designees  shall  determine  any  discrepancy  in the invoice, MMA shall give RTS written notice of such discrepancy and the amount thereof. Within ten (10) days after receipt of such notice, RTS shall either pay the amount of the discrepancy or inform MMA in writing that RTS disputes the existence or amount of the discrepancy. If RTS disputes the existence or amount of the discrepancy, the parties agree that for a period of thirty (30) days they shall use their best efforts to resolve such dispute on a mutually satisfactory basis.

         9. Any dispute or disagreement arising between RTS and MMA in conjunction with any provision of this Agreement, or the compliance or non-compliance therewith, or the validity or enforceability thereof which is not settled within thirty (30) days (or such other period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in accordance with rules set by a three member panel, one member each selected by RTS and MMA and the third being an attorney selected by mutual agreement of RTS and MMA, with all charges submitted by said attorney to be shared equally by RTS and MMA. A decision shall be rendered by the panel within thirty (30) days of a meeting held in such place or places as may be agreed by the panel, and RTS and MMA shall comply with such decision. The decision of the panel shall be final and not subject to judicial review, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction thereof.

         10. Absent willful misfeasance, bad faith, gross negligence or reckless disregard of duties, RTS shall not be liable to MMA for any special, incidental, or consequential damages for losses arising out of or relating to the performance of its obligations under this Agreement, whether or not such damages or losses were caused by the acts or omissions of RTS or its employees. RTS is fully responsible for the accurate transmission to of information provided to RTS by third parties but is not responsible for the accuracy of the information so provided.

         11. All documents and files which may be or have been furnished by RTS to MMA and which may be produced or prepared by RTS in connection with this Agreement shall be and remain the exclusive property of MMA.

         12. RTS will preserve for the periods required in Rule 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940 such records maintained by it as are required to be maintained by Rule 31a-1 of such rules.




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         13. At the option of MMA,  the books and records of RTS insofar as such books and records pertain to the services, shall be available for inspection by MMA and its agents at the offices of RTS during regular business hours, upon prior written notice to RTS by MMA.

         14. Neither RTS nor MMA shall be considered to be in default in the performance of their respective obligations hereunder to the extent that the performance of any such obligation or obligations is prevented or delayed by Act of God or any cause beyond the control of RTS or MMA, as the case may be. In the event of equipment breakdown beyond its control, RTS shall take reasonable steps to minimize service interruptions.

         15. The services as provided by RTS in accordance with this Agreement shall not be deemed accepted until MMA has verified the content and accuracy of those services provided by RTS. MMA shall notify RTS in writing within ten (10) days of MMA's receipt of services of its acceptance or rejection of such services. If such notification is not received within ten (10) days of MMA's receipt of services, the services will be deemed to have been accepted.

         16. In the event that RTS fails to meet the performance schedules (if any) contained herein and such failure is not caused by MMA, RTS shall take such steps as may be necessary to improve the schedule(s) in such form as is required to meet such performance or delivery schedules (if any) described herein.

         17. RTS and MMA may amend, modify or supplement this Agreement only by a written instrument executed by both RTS and MMA. If any such amendment, modification, or supplement causes an increase or decrease in the price of, or time required for, the performance of this Agreement, an equitable adjustment shall be made, and this adjustment shall be mutually agreed upon by RTS and MMA and the Agreement modified in writing accordingly.

         18. All notices, demand and other communications required or permitted to be given hereunder shall be made in writing and shall be deemed to be duly given if personally delivered or if deposited in the United States mail, registered or certified mail, with postage prepaid, and addressed to the appropriate party at the address set forth below, or at such other address as the parties may designate in writing delivered in accordance with the provisions of this Section 18.





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If to MMA:

           Money Management Associates
           4922 Fairmont Avenue
           Bethesda, MD. 20814
           Attention:           Daniel L. O'Connor, General Partner

If to RTS:

           Rushmore Trust & Savings, FSB
            4922 Fairmont Avenue
           Bethesda, MD 20814

         19. This Agreement is intended by the parties as a full expression of their agreement with respect to the subject matter hereof and a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this Agreement shall not be relevant or admissible to vary the terms and meaning of this Agreement, even though the accepting or acquiescing party has knowledge of the nature of the performance and the opportunity to make objection. No representations, undertakings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

         20. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and shall be binding upon and shall inure to the benefit of the parties hereto.





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         IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first above written.

WITNESS:                            MONEY ASSOCIATES

                                    /s/ Richard J. Garvey
                                    By: Richard J. Garvey
                                        Partner


WITNESS:                            RUSHMORE TRUST & SAVINGS, FSB


                                    /s/ William L. Major
                                    By: William L. Major
                                        Sr. Vice-President
                                         & Chief Financial Officer



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                                    ADDENDUM

                                       TO

                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                           MONEY MANAGEMENT ASSOCIATES

                                       AND

                          RUSHMORE TRUST & SAVINGS, FSB


         The   Administrative   Services   Agreement  between  Money  Management
Associates and Rushmore Trust & Savings, FSB dated July 6th, 1993 is hereby amended this 1st day March, 1994 as follows

Paragraph 2. is amended to include:

          Gold Fund0.50% (1/2 of one percent)

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date first above written.

WITNESS:                   MONEY MANAGEMENT ASSOCIATES



                           /s/Richard J. Garvey
                           By: Richard J. Garvey
                               Partner



WITNESS:                   RUSHMORE TRUST & SAVINGS, FSB



                           /s/William L. Major
                           By: William L. Major
                               Sr. Vice-President
                                 & Chief Financial Officer





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                                  AMENDMENT TO
                        ADMINISTRATION SERVICES AGREEMENT
                                     BETWEEN
                           MONEY MANAGEMENT ASSOCIATES
                                       AND
                         RUSHMORE TRUST AND SAVINGS, FSB



         The following amendment is hereby made to the Administrative Agreement dated July 6, 1993 between Money Management Associates and Rushmore Trust and Savings, FSB.


         The following  Recital shall replace in its entirety Recital IV of said
Agreement:

                  IV.      WHEREAS, MMA wishes to engage RTS to
                           provide the administrative services
                           required as set forth in Schedule I to
                           this Agreement, and

         Schedule I, Description of Services Provided, is also made part of this Agreement.


         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of April 24, 1997.

Witness                            MONEY MANAGEMENT ASSOCIATES


/s/ Stephenie E. Adams             /s/ Daniel L. O'Connor
by: Stephenie E. Adams             by: Daniel L. O'Connor
                                         General Partner


Witness                            RUSHMORE TRUST AND SAVINGS, FSB


/s/ Leslie Smith                   /s/ Linda R. Paisley
by: Leslie Smith                   by: Linda R. Paisley
                                         Chief Executive Officer




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                                   SCHEDULE I

                        DESCRIPTION OF SERVICES PROVIDED


Custodian Services

          Services Included:
          o    Safekeeping of securities
          o    Delivery of securities sold
          o    Receipt of securities purchased
          o    Retain Fund cash in separate account(s)


Shareholder Servicing and Transfer Agent Services

          Services Included:
          o    Maintenance of individual shareholder accounts
          o    Posting of all transactions
          o    Preparation of periodic shareholder statements
          o    Preparation of transaction confirmations
          o    Income distributions
          o    Respond to inquiries from shareholders
          o    Process account changes such as name or address


Administrative Services

          Services Included:
          o    General ledger accounting
          o    Portfolio accounting
          o    Daily share pricing
          o    Maintenance of records per SEC regulations
          o    SEC registration fees
          o    State "Blue Sky" fees
          o    Trustees fees and expenses
          o    Insurance
          o    Legal fees
          o    Prospectus preparation
          o    Tax return preparation
          o    Shareholder report preparation
          o    Printing
          o    Postage
          o    Printing of statement stock and envelopes